UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2004

(Date of report; date of

earliest event reported)

Commission file number: 333-57494

WHOLESALE AUTO RECEIVABLES CORPORATION

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST VIII

(Exact name of registrant as specified in its charter)

Delaware	38-3082709
(State or other jurisdiction of incorporation or organization)	20-6138109 (I.R.S. Employer Identification No.)

c/o General Motors Acceptance Corporation

200 Renaissance Center

P.O. Box 200    Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

ITEM 7.    EXHIBITS

4.1	Officer’s Issuance Certificate for Floating Rate Asset Backed Term Notes, Series 2004-A, dated as of March 30, 2004.

4.2	Officer’s Issuance Certificate for Floating Rate Asset Backed Revolving Notes, Series 2004-RN1, dated as of March 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of Wholesale Auto Receivables Corporation, the registrant, and Superior Wholesale Inventory Financing Trust VIII has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLESALE AUTO RECEIVABLES CORPORATION (Registrant)

Dated: April 8, 2004	/s/ William F. Muir
William F. Muir Director

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST VIII
By: General Motors Acceptance Corporation, as Administrator under the Administration Agreement

Dated: April 8, 2004	/s/ William F. Muir
William F. Muir President